Exhibit 99.1

Thomas Melito
Vice President - Treasurer
NEWS RELEASE	(972) 409-1527
FOR IMMEDIATE RELEASE

Michaels Receives Required Consents to Amend Indenture in Connection with

Consent Solicitation and Cash Tender Offer for its 10% Senior Notes Due 2014

Irving, Texas (October 21, 2010) — Pursuant to its previously announced tender offer and consent solicitation, Michaels Stores, Inc. received tenders and consents from the holders of $658,593,000, or approximately 87.81%, of its outstanding 10% Senior Notes due 2014 (the “2014 Notes”) by the expiration of the consent payment deadline, October 20, 2010, at 5:00 p.m. New York City time (the “Consent Date”). The consents received exceeded the number needed to approve the proposed amendments to the indenture under which the 2014 Notes were issued.  The terms of the tender offer and consent solicitation for the 2014 Notes are detailed in Michaels’ offer to purchase and consent solicitation statement dated October 6, 2010 (the “Offer to Purchase”).

Pursuant to the terms of the tender offer, Michaels has accepted for payment all 2014 Notes tendered on or prior to the Consent Date, and holders who tendered such 2014 Notes will receive $1,055.00 per $1,000 in principal amount of the 2014 Notes validly tendered, plus accrued and unpaid interest.  Any holder who tenders their 2014 Notes after the Consent Date and prior to the expiration of the tender offer at 12:01 a.m. New York City time, on November 4, 2010 will receive $1,025.00 per $1,000 in principal amount of the 2014 Notes validly tendered, plus accrued and unpaid interest.

Based on the consents received, Michaels and the trustee under the indenture governing the 2014 Notes have entered into a supplemental indenture that eliminates substantially all affirmative and restrictive covenants and certain events of default under the indenture governing the 2014 Notes.  In addition, the Company intends today to discharge its remaining obligations under the indenture governing the 2014 Notes by causing to be delivered a notice of redemption to holders of the remaining 2014 Notes and to deposit in trust funds sufficient to pay and discharge all remaining indebtedness on the 2014 Notes, including accrued and unpaid interest and the Applicable Premium (as defined in the indenture).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent, at 800-269-6427 or 212-269-5550.

Deutsche Bank Securities Inc. has acted as Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Deutsche Bank Securities Inc. at (212) 250-6429 (call collect).

About Michaels Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of October 2, 2010, the Company owns and operates 1,041 Michaels stores in 49 states and Canada, and 142 Aaron Brothers stores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “anticipates,” “plans,” “estimates,” “expects,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 30, 2010 and in our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2010 and July 31, 2010. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income and forecasts of other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: the impact on our results of operations, cash flows and financial condition if worldwide economic conditions deteriorate further or if recovery from the downturn remains slow or prolonged;  risks related to our substantial indebtedness; our debt agreements contain restrictions that limit our flexibility in operating our business; our growth depends on our ability to open new stores; our success will depend on how well we manage our business; changes in customer demand could materially adversely affect our sales, operating results and cash flow;  unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; improvements to our supply chain may not be fully successful; our suppliers may fail us;  our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offering, reputation and financial position; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which will make us more dependent upon third parties; our information systems may prove inadequate; we may fail to optimize or adequately maintain our perpetual inventory and automated replenishment systems; unauthorized access to our electronic and other confidential information could materially adversely affect our financial condition and operating results; changes in regulations may adversely impact our business; a weak fourth quarter would materially adversely affect our operating results; competition could negatively impact our operations; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2010.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.